MINING OPTION AGREEMENT OF CHIQUERITOS, MEXICO


THIS AGREEMENT dated for reference the 12th day of March, 2005


AMONG:

                  Chiqueritos, Mining Inc.a company duly incorporated pursuant to the laws of the State of Wyoming, and having a mailing address of 612 110th Ave North, Naples, Florida 34108.

                  (hereinafter referred to as "CMI")

                                                    OF THE FIRST PART

AND:

                  Minera Holmex S.A. de C.V., a company duly incorporated pursuant to the laws of the State of Sinaloa, Republic of Mexico, and having office at Ave. Hidalgo
                   373 Oriente #4-1, Colonia
                  Central, Culiacan, Sinoloa, CP 8000, Mexico.

                  (hereinafter referred to as "Minera Holmex")

AND:

                  International American Resources Inc., a company incorporated in Colorado having its address at 6373 S. Yates Court, Littleton, Colorado 80123.

                                                        OF THE SECOND PART

WHEREAS:

(A) The Optionees hold a valid agreement to acquire a one hundred percent (100%) undivided interest in the Chiqueritos gold project situated in the Tamazula District near the village of Chiqueritos, Mexico. The Optionees' respective legal description and location of these mining claims (hereinafter referred to as the "Property") are more particularly described in Exhibit "A" attached hereto; and,

(The Optionees have agreed to grant to CMI an exclusive option to acquire all of the Optionees' right, title and interest in and to the Property, subject to the terms and conditions hereafter set out;

 NOW THEREFORE, THIS AGREEMENT WITNESSES that for and in consideration of such good and valuable consideration now paid by CMI to the Optionees, the receipt and sufficiency whereof is hereby acknowledged by the Optionees, the parties agree as follows:



                           ARTICLE 1 - INTERPRETATION

1.1      Interpretation

In this Agreement, unless otherwise provided:

(a) "Business Day" means a day, other than a Saturday or a Sunday, on which the main branch of the US Bank in Denver, Colorado is open to the public for the transaction of business;

(b) "Option" means the option to acquire all right, title and interest of the Optionees in and to the
          Property as provided in ARTICLE 3; and,

(c) "Property" means the mining claims described in Exhibit "A" hereto, and shall include any renewal thereof and any other form of successor or substitute title therefor and shall also include all data, reports and geological information in the possession of the Optionees; and,

(d) "Royalty Interest" means payments to be made to Sr. Modesto Rivas Beltran as described in ARTICLE 3 and
          Exhibit B attached hereto


1.2      Currency

All dollar amounts expressed herein shall be currency of the United States of America.


1.3      Schedules

         Exhibit           Description
              A Description of Property (plus claim location map) B 3% Net Smelter Returns Royalty.



         ARTICLE 2  -  REPRESENTATIONS AND WARRANTIES

2.1      Mutual Representations and Warranties

Each of CMI and Optionees represents and warrants to one another and the other parties hereto that:

(a) it is a body corporate duly incorporated or continued, organized and validly subsisting under the laws of its incorporating or continued jurisdiction; and,

(b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; and,

(c) all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and,

         (d) no proceedings are pending for and it is unaware of any basis for the institution of any proceedings leading to its dissolution or winding-up.


2.2      Optionees' Representations and Warranties

The Optionees represent and warrant to CMI that:

(a) to the best of the Optionees' knowledge, information and belief the mining claims comprising the Property are accurately described in Exhibit A, have been properly and legally staked, recorded and tagged, are presently in good standing under the laws of the jurisdiction in which they are located, and are free and clear of all liens, charges and encumbrances except the mineral property taxes in arrears since 2000;

(b) the Optionee has the exclusive right to enter into this Agreement and to dispose of an interest in the
          Property in accordance with the terms of this Agreement;

(c) the Optionees are the legal and beneficial Optionees of the Property described in Exhibit A;

(d) there is no adverse claim or challenge against or to the ownership of or title to any of the mining claims comprising the Property, nor to the knowledge of the Optionees is there any basis therefor or interest therein, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than CMI, pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from any of the mining claims comprising the Property;

(e) no proceedings are pending for and the Optionees are unaware of any basis for the institution of any proceedings leading to the placing of the Optionees into bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(f) to the best of the Optionees' knowledge, the Property and its existing and prior uses comply and have at all times complied with, and the Optionees are not in violation of, and has not violated, in connection with the Optioneeship, use, maintenance or operation of the Property, any applicable federal, provincial, municipal or local laws, regulations, orders or approvals relating to its operations on the Property and environmental or similar matters;

 (g) there are no orders or directions relating to environmental or similar matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of the business related thereto, nor have the Optionees received any notice of such;

(h) no hazardous or toxic materials, substances, pollutants, contaminants or wastes have been released into the environment, or deposited, discharged, placed or disposed of at, on or near the Property as a result of the Optionees' operations carried out on the Property, nor, to the best of the Optionees' knowledge, have any of the above occurred nor has the Property been used at any time by any person as a person as a landfill or waste disposal site;

(i)      to the best of the Optionees' knowledge

         (i) no notices of any violation or apparent violation of any of the matters referred to in subparagraphs (g) and (h) relating to the Property or its use have been received by the Optionees; and,

         (ii) there are no writs, injunctions, orders or judgments outstanding, no law suits, claims proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Property, whether related to environmental or similar matters, or otherwise, nor, to the knowledge of the Optionees, is there any basis for such law suits, claims, proceedings or investigations being instituted or filed.


2.3        Survival of Representations and Warranties

The representations and warranties contained in this ARTICLE are conditions on which the parties have relied in entering into this Agreement and shall survive the execution hereof and the acquisition of any interest in the Property by CMI hereunder and each party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.



                   ARTICLE 3 - OPTION TO ACQUIRE THE PROPERTY

3.1      Grant of Option

Subject as hereinafter provided, the Optionees hereby grant to CMI the sole and exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property free and clear of all charges, encumbrances and claims, save for the NSR royalty interest (more fully described in Exhibit B).


3.2      Initial Payment

At the signing of acceptance of this Agreement, in consideration of the Option, CMI shall pay to the Optionee, via certified check, bank draft or wire transfer, the sum of one thousand dollars (US$10,000), followed by another payment of $5,000 within 30 days to International American Resources Inc (" the initial payment").

Upon receipt of the Initial Payment, Minera Holmex shall deliver to CMI a copy of all geologic reports, technical data and maps specific to the Property (collectively, the "Data") in the possession of the Optionees.

Failure to make the Initial Payment or provide a copy of the Data shall constitute an irrevocable breach of this Agreement and render the provisions thereof null and void; except that CMI shall be bound by any outstanding obligations provided for herein.


3.3       Remaining Property Payments

In order to keep the Option in good standing and complete its purchase of a 100% undivided interest in the Property, CMI shall make cash payments to International American Resources or Minera Holmex according to the following schedule:

                  Payment Due Date               Cash
                  -----------------------------------
                  November 1, 2005                       US$25,000
                  February 10, 2006              US$25,000
                  August 10, 2006                      US$30,000
                  February 10, 2007                   US$30,000
                  August 10, 2007                      US$40,000
                  February 10, 2008          US$40,000
                  August 10, 2008                      US$50,000
                  February 10, 2009                   US$50,000
                  August 10, 2009                      US$60,000
                  February 10, 2010                   US$60,000
                  Auguat 10, 2010                      US$65,000
                        The total would be                   US$500,000
A final payment of three hundred five thousand dollars ($305,000) shall be due and payable on the 10th of February, 2011, to be paid in cash. There is a grace period of 5 working days after which this agreement is automatically terminated.

CMI shall have the right, but not the obligation to accelerate the payment schedule outlined herein.


3.4       Interest in Property & Royalty Interest

So long as CMI makes the payments as described in ARTICLE 3, Sections 3.2, 3.3, and keeps the Property in good standing as provided in Section 3.7, and fulfills all other obligations provided for by this Agreement; CMI shall have a 100% right, title and interest in and to the Property (subject to the 3% NSR) free and clear of all charges, encumbrances and claims.

Upon completion of the payments as detailed in Section 3.3, CMI shall have earned a 100% undivided interest in the Property (subject to the 3% NSR), at which point, the Optionees shall immediately arrange for transfer of title to the Property into the name of CMI (or its designee / assignee) pursuant to
Section 3.6 herein.


3.5       Right of Entry During the Option

Throughout the term of the Agreement, the Directors and Officers of CMI and its agents and contractors, shall have the sole and exclusive right in respect of the Property to:

(a)       enter thereon;

(b)       have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development, drilling and/or other mining work thereon and thereunder as CMI in its sole discretion may determine advisable and including, without limitation the removal of ores, minerals and metals from the Property but only for the purpose of testing; and with a minimum expenditure of $70,000 per year starting one month after signing this agreement;

(d) bring upon and erect upon the Property buildings, plant, machinery and equipment as CMI may deem advisable, so long as such improvements are in compliance with applicable County, State, and Federal regulations.


3.6       Transfer of Property

Upon CMI fulfilling all of its obligations under this Agreement, the Optionees Representative shall deliver to CMI (or its associated Mexican company) duly executed transfers of the Property in favor of CMI's Mexican Associates' Company, which CMI may record at its cost with the appropriate government office to effect legal transfer of the Property into the name of its associated Mexican company, it being understood that the transfer of legal title is contingent upon and subject to CMI fulfilling all of its obligations under this Agreement.

Additionally, subsequent to signing, the parties understand that CMI will assign its rights, interests, duties, responsibilities and obligations (related to the Property and this Agreement) to a Mexican subsidiary which is in the formation / registration stages. All parties to this Agreement pledge to execute any and all such documentation as may be necessary to facilitate the transfer of this Agreement to CMI's Mexican subsidiary.


3.7 Obligations of InterAmerican Resources and Minera Holmex During the Option Period

During the term of this Option Agreement, the Optionees shall:

(a) maintain in good standing the mining claims comprised in the Property by the payment of annual assessment fees, taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep such mining claims free and clear of all liens and other charges arising from CMI's activities thereon, save and except for liens in respect of taxes not yet due, other inchoate liens and liens contested in good faith by International American and Minera Holmex and on behalf of and for cost of CMI stake at 1 Km perimeter area around the Gavilanes claim, near the hamlet of Chiqueritos immediately after signing this agreement;

(b) permit the directors, officers, employees and designated consultants of the Optionees, at their own risk, access to the Property at all reasonable times, provided that the Optionees shall indemnify CMI against and save it harmless from all costs, claims, liabilities and expenses that CMI may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionees while on the Property provided however that CMI will not be indemnified nor held harmless for any costs, claims, liabilities or expenses resulting from CMI's negligence, gross negligence or misconduct;

(c) deliver to the Optionees, on a regular basis, copies of all technical work carried out on the property (limited to factual matters only), including, but not limited to, up-to-date geological, sampling and drill hole location maps, drill logs, assays, copies of all permitting documents and other factual technical data describing the results of work done by CMI on the Property in the last completed option year;

(d) do all work on the Property, including any reclamation work, in a careful and miner-like manner and in compliance with all applicable laws, rules, regulations, orders and ordinances of any governmental authority and will promptly carry out, at its own expense, environmental clean-up required by any state or federal regulatory body as a consequence of its exploration or mining activities carried out on the Property; and,

(e) Indemnify and hold the Optionees harmless from any claims, demands, liabilities or laborer's, mechanic's or other liens arising out of CMI's activities on the Property.


3.8       The Operator

During the term of the Option, CMI or its permitted assigns shall act as the operator of operations on the Property, and will conduct its operation on the Property at its sole discretion.

3.9       Termination of Option

Notwithstanding any other provisions contained in this Agreement, the parties hereto acknowledge that this Agreement is an option only and that CMI may terminate this Agreement at any time, so long as it is not in default of any of its obligations under this Agreement, by giving thirty (30) days notice to that effect to the Optionees, and, thirty (30) days after receipt of such notice by the Optionees, this Agreement shall be of no further force or effect, and CMI shall have no interest in the Property and shall have no further obligations hereunder, save and except that it shall:

 (a) deliver to the Optionees within sixty (60) days of termination of this Agreement, a comprehensive report on all work carried out by CMI on the Property (limited to factual matters only) together with all drill core, assay pulps, copies of all maps, drilling logs, assay results, copies of all permitting documents and other factual technical data compiled by CMI with respect to the Property and not before furnished to the Optionees;

(b) with CMI's obligations fulfilled under this Agreement, have the right, within a period of one hundred (100) days following such termination, to remove from the Property all temporary structures, plant, equipment, machinery, tools, appliances and supplies erected, installed or brought upon the Property by or on behalf of CMI, and any such property not removed within such 100-day period shall thereafter become the property of the Optionees; and,

(d) deliver to the Optionees within thirty (30) days of termination of this Agreement, an acknowledgment of abandonment and release of any interest in any additional mining claims acquired or staked by CMI within the Area of Influence (as defined hereing), together with a quitclaim, bill of sale or other such legal instrument whereby a 100% right, title and interest in and to such mining claims is transferred to the Optionees or their nominee or nominees, free and clear of all liens or charges arising from CMI's activities on said claims.,



                 ARTICLE 4 - RIGHT TO PURCHASE ROYALTY INTEREST

4.1      Right to Purchase Royalty Interest

The Royalty Interest may not be purchased from Sr. Modesto Rivas Beltran by CMI, unless negotiated at a later date.

4.2       Assignment Of Agreement In The Event Of Adverse Judgments Against CMI

Notwithstanding any other provisions contained in this Agreement, the parties hereto acknowledge and agree that, as a publicly-traded corporation, that CMI could potentially be subject to adverse legal, regulatory and / or financial judgments or actions, including, but limited to: Chapter 13, 11 or 7 bankruptcy filings, cease-trade orders, liens placed against the assets of CMI, adverse civil judgments related to activities of the prior management of the public company, and that the occurrence of any one (or more) of these events would be considered a "Qualifying Event", the occurrence of which would have a negative and lasting impact development of the Project's development and CMI's ability to fulfill the terms of this Agreement.





                             ARTICLE 5 - ASSIGNMENT

5.1       Assignment

(a)       The Optionees  will not,  except in accordance  with the provisions of
          Section 4.1 of this Agreement, and provided that such assignees agree to be bound by the terms hereof, assign this Agreement during the term of the Option;

(b)       CMI may:

          (i) assign this Agreement or any portion of its interest in the Property to an Associated Company or a third party provided that such Associated Company or third party first assumes and agrees to be bound by the terms of this Agreement;

          (ii) with the Optionees' prior approval, which shall not be withheld without factual data demonstrating the assignee to be unqualified to fulfill CMI's obligations under this Agreement or under felony indictment, assign this Agreement or any portion of its interest in the Property to a party other than an Associated Company or third party, provided that such assignee first assumes and agrees to be bound by the terms of this Agreement;

whereupon the Optionees agree that CMI shall be released and discharged from their obligations and liabilities under this Agreement, provided that CMI has fulfilled all such obligations and liabilities which have arisen during and as a result of their activities under this Agreement; prior to making such assignment, CMI shall first fulfill all obligations and commitments pursuant to
Section 3.9.



                            ARTICLE 6 - FORCE MAJEURE

6.1      Events

No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to: acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances; laws, rules and regulations or orders of any duly constituted court or governmental authority; or non-availability of materials or transportation (each an "Intervening Event").



                      ARTICLE 7 - CONFIDENTIAL INFORMATION

7.1        Confidential Information

Except as specifically otherwise provided for herein, all information obtained hereunder shall be the exclusive property of CMI and when delivered by CMI to the Optionees shall not be publicly disclosed or used by the Optionees other than for the activities contemplated hereunder, as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of CMI, such consent not to be unreasonably withheld.


7.2      Consent  to  Disclosure

Consent to disclosure of information pursuant to Section 7.1 shall not be unreasonably withheld where the Optionees wish to disclose any such information to a third party for the purpose of selling its interest in the Property, provided that such third party gives its written undertaking to CMI that any such information not theretofore publicly disclosed shall be kept confidential and not disclosed to others.


7.3      Fraudulent or Negligent Disclosure

The Optionees shall not be liable to CMI for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that the Optionees have taken reasonable steps to ensure the preservation of the confidential nature of such information.


7.4        Information in Public Domain

The provisions of this ARTICLE 7 do not apply to information that is or becomes part of the public domain other than through a breach of the terms hereof.


7.5      Request to Disclose

Where a request is made for permission to disclose confidential information hereunder, CMI shall reply thereto within three (3) Business Days after receipt of such request, failing which CMI shall be deemed to have consented to such disclosure in the limited circumstances specified in such request.



                     ARTICLE 8 - JURISDICTION & ARBITRATION

8.1      Choice of Law

All matters arising out of this Agreement shall be determined and decided under the laws, regulations and rules of the United States of Mexico in the State of Sinaloa.






8.2      Single Arbitrator

Any matter required or permitted to be referred to arbitration hereunder or in Exhibit B will be determined by a single arbitrator to be appointed by the parties hereto.


8.3      Prior Notice

Any party may refer any such matter to arbitration by written notice to the other party and, within ten (10) days after receipt of such notice, the parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.


8.4      No Agreement on the Arbitration

If the parties cannot agree on a single arbitrator as provided in Section 8.2, or if the person appointed is unwilling or unable to act, either party may submit the matter to arbitration before a single arbitrator in accordance with the laws governing arbitration within the State of Sinaloa, United States of Mexico, more specifically, the rules and regulations of the Mexican Arbitration Association.


8.5       Conduct of Arbitration

Except as specifically provided in this ARTICLE 8, an arbitration hereunder shall be conducted in accordance with the rules and regulations of the Mexican Arbitration Association.

The arbitrator shall fix a time and place within the jurisdiction in which the Property is located for the purpose of hearing the evidence and representations of the parties and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this ARTICLE 8.

After hearing any evidence and representations that the parties may submit, the arbitrator shall make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within forty-five (45) days after his appointment, subject to any reasonable delay due to unforeseen circumstances. The expense of the arbitration shall be paid as specified in the award.

The award of the single arbitrator shall be final and binding upon each of the parties.



                       ARTICLE 9 - DEFAULT AND TERMINATION

9.1      Default

If at any time during the term of the Agreement, CMI fails to perform any obligation required to be performed hereunder or is in breach of a warranty given herein, the Optionees may terminate this Agreement, but only if:

(a) the Optionees shall have first given to CMI a notice of default containing particulars of the obligation which CMI has not performed, or the warranty breached; and,

(b) CMI has not, within thirty (30) days following delivery of such notice of default, cured such default or, if it is not reasonably possible to cure the default within such thirty (30) days, commenced proceedings to cure such default by appropriate payment or performance (CMI hereby agreeing that should it so commence to cure any default it will prosecute the same to completion without undue delay).

Should CMI fail to comply with the provisions of sub-Section (b) above, the Optionees may thereafter terminate this Agreement, and the Optionees shall hold CMI liable for any obligations remaining as a result of this Agreement pursuant to Section 3.9.



                          ARTICLE 10 - AREA OF INTEREST

10.1     Interest in Surrounding Lands

The parties hereto will have an interest in any property or minerals acquired by the other parties in the area of a radius of two (2) km surrounding the external boundaries of the Property, and such properties will be deemed to form part of the Property and will be governed by the terms and conditions of this Agreement. If such property or minerals are acquired by the Optionees, then CMI will be entitled to acquire the same for the out-of-pocket costs paid for such property or minerals and for no additional consideration.




                              ARTICLE 11 - GENERAL

11.1     Time of the Essence

Time shall be of the essence of this Agreement.


11.2     Further Acts

Subject to the other Sections of this Agreement, each party shall make reasonable efforts in good faith, at the request of any other party, and at the expense of the requesting party, to execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.


11.3     No Partnership

Nothing in this Agreement or in the relationship of the parties hereto shall be construed as in any sense creating a partnership among the parties or as giving to any party any of the rights or subjecting any party to any of the creditors of the other parties.


11.4     Parties of Interest

This Agreement shall inure to the benefit of and be binding upon the parties and their respective personal representatives, administrators, heirs, successors and permitted assigns.


11.5     Governing Law

This Agreement shall be construed and governed exclusively by the regulations and rules of the United States of Mexico in the jurisdiction in which the Property is located, except where matters are expressed herein to be subject to arbitration, the laws of the United States of Mexico applicable therein, and the Federal courts of the United States of Mexico shall have exclusive jurisdiction to hear and determine all disputes arising hereunder.

Each of the parties hereto irrevocably attorneys to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This Section shall not be construed to affect the rights of a party to enforce a judgement or award outside the United States of Mexico, including the right to record and enforce a judgement or award in any other jurisdiction or the jurisdiction in which the Property is situated.


11.6     Survival

Each party hereby agrees that all representations, warranties and other provisions contained in this Agreement shall forever survive the execution and delivery of this Agreement.


11.7     Severability

The invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision or part of this Agreement, and the parties hereby undertake to re-negotiate in good faith any such invalid or unenforceable provision, with a view to concluding valid and enforceable arrangements as nearly as possible the same as those contained in this Agreement.


11.8     Entire Agreement

The provisions contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all prior communications, proposals, representations and agreements, whether oral or written, with respect to the subject matter of this Agreement.


11.9     Notices

All notices, demands and payments under this Agreement must be in writing and sent by certified mail, or may be delivered personally or by facsimile transmission to the addresses as first written above, or such other addresses as may from time to time be notified in writing by the parties followed by the mailing of such notice by certified mail.


11.10    Independent Legal Advice

The other parties to this Agreement acknowledge and agree that CMI and its legal counsel have given them the opportunity to seek, and have recommended that such parties obtain, independent legal advice with respect to the subject matter of this Agreement and that CMI's legal counsel is not protecting the other parties' interests and, further, each of the other parties hereby represent and warrant to CMI and CMI's legal counsel that such other party has sought independent legal advice or waives such advice.


11.11    Waiver

Failure by any party hereto to insist in any instance upon the strict performance of any one of the covenants contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by any party hereto of any such covenant shall be deemed to have been made unless expressed in writing and signed by the waiving party.


11.12    Amendments

No term or provision hereof may be amended except by an instrument in writing signed by all of the parties to this Agreement.


11.13    Counterparts

This Agreement may be executed in several counterparts (including by fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute one and the same instrument.



IN WITNESS WHEREOF the corporate seals of the Optionees and CMI have been hereunto affixed in the presence of its duly authorized officers in that behalf;


Chiqueritos Mining Inc


/s/ Daniel J. Enright
Daniel J. Enright
Authorized Officer






STATE OF FLORIDA  )
                                    )  ss.
COUNTY OF ___________      )


         On this ___ day of March, 2005, personally appeared before me, a notary public, Daniel J. Enright, who acknowledged that he had executed the above instrument.



                                            --------------------------------
                                            Notary Public in and for said state





         ( S E A L )

Agreed to and accepted by the undersigned on this ____ day of March, 2005:



Minera Holmex S.A. de C.V.



/s/ Fred W. Warnaars
Fred W. Warnaars
President






STATE OF COLORADO )
                                    )  ss.
COUNTY OF ___________      )


         On this ___ day of March, 2005, personally appeared before me, a notary public, Fred W. Warnaars, who acknowledged that she had executed the above instrument.




                                            --------------------------------
                                            Notary Public in and for said state





         ( S E A L )

Agreed to and accepted by the undersigned on this ____ day of March, 2005:



International American Resources, Inc.



--------------------------------
Fred W. Warnaars
President


STATE OF COLORADO )
                                    )  ss.
COUNTY OF ___________      )


         On this ___ day of March, 2005, personally appeared before me, a notary public, Fred W. Warnaars, who acknowledged that she had executed the above instrument.




                                            --------------------------------
                                            Notary Public in and for said state





         ( S E A L )

                                    EXHIBIT A

                             Toan  Agreement  dated the 12th day of March,  2005
                               between Capital Hill Gold Company, Minera Holmex S.A. de C.V.
                   and International American Resources, Inc.


                             DESCRIPTION OF PROPERTY


The 100-hectare Los Gavilanes mining concession, located in the Tamazula District, Durango, is held by Sr. Modesto Rivas Beltran of Culiacan, Sinaloa, Mexico.

Title was issued on December 14, 1989.

A copy of the surveyed land position is attached to this Agreement.

Title number 185397, expediente 321.1/24569. Granted by the Direcion General de Minas and inscribed with number 577, on page 145 of Volume number 251 of the General Book of Mining Concessions of the Public Mines Register in Mexico City, D.F.

                                    EXHIBIT B

                             Toan  Agreement  dated the ____ day of March,  2005
                               between Capital Hill Gold Company, Minera Holmex S.A. de C.V.
                   and International American Resources, Inc.

                        NET SMELTER RETURNS (NSR) ROYALTY



1.       Interpretation

Where used herein:

(a) "Agreement" shall mean the above-referenced agreement, including any amendments thereto or renewals or extensions thereof;

(b)         "Property" shall mean the Property as defined in the Agreement;

(c) "Fiscal Period" shall mean each calendar year or other period of twelve consecutive months adopted for tax purposes by CMI during the term of the Agreement;

(d)
  "Royalty Interest" shall mean two percent (3%) of Net Smelter Returns; and

(e) All other defined terms used in this Exhibit B which are not defined herein have the meanings ascribed thereto in the Agreement.


2.       Net Smelter Returns

"Net Smelter Returns" shall mean the actual proceeds received from any mint, smelter, refinery or other purchaser for the sale of ores, metals (including bullion) or concentrates produced from the Property (collectively "Product") and sold or proceeds received from an insurer in respect of such ores, metals or concentrates, after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payments:

(a)        smelting and refining charges;

(b)        penalties, smelter assay costs and umpire assay costs;

(c) cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser;

     (d)    marketing costs;

(e)        costs of insurance on all such ores, metals or concentrates; and,

(f) customs duties, severance tax, royalties, ad valorem or mineral taxes or the like and export and import taxes or tariffs payable in respect of said ores, metals or concentrates.


3.       Payment

The Royalty Interest shall be:

(a) calculated and paid to Sr. Modesto Rivas Beltran on a quarterly basis within forty-five (45) days after the end of each fiscal quarter in respect of the actual proceeds received in such fiscal quarter; and,

(b) each payment to Sr. Modesto Rivas Beltran hereunder shall be accompanied by an unaudited statement indicating the calculation of the Royalty Interest hereunder and Sr. Modesto Rivas Beltran shall receive, within three (3) months of the end of each Fiscal Period, a summary unaudited statement of the calculation of the Royalty Interest for the last completed Fiscal Period.

         Sr. Modesto Rivas Beltran shall have forty-five (45) days from the time of receipt of the summary statement to question the accuracy thereof in writing and, failing such objection, the summary statement shall be deemed to be correct and unimpeachable thereafter. If the summary statement is questioned by Sr. Modesto Rivas Beltran. Sr. Modesto Rivas Beltran will have twelve (12) months from the time of receipt of the summary statement to have such audited. The audited results will be final and determinative of the calculation of the Royalty Interest for the audited period and will be binding on CMI, and Sr. Modesto Rivas Beltran shall be entitled to examine, on reasonable notice and during normal business hours, such books and records as are reasonably necessary to verify the payment of the Royalty Interest to it from time to time.


4.         Purchase of Royalty Interest

The Royalty Interest may not be purchased from Sr. Modesto Rivas Beltran byCMI, unless negotiated at a later date.


5.       Segregation of Property

The determination of the Royalty Interest hereunder is based on the premise that production will be developed solely on the Property. If other properties are incorporated in a single mining project and metals, ores or concentrates pertaining to each are not readily segregated on a practical or equitable basis, the allocation of actual proceeds received and deductions therefrom shall be negotiated between the parties and, if the parties fail to agree on such allocation, shall be referred to arbitration pursuant to ARTICLE 8 of the Agreement.

The arbitrator shall have reference first to the Agreement and this Exhibit B, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants as he considers necessary. The decision of the arbitrator shall be final and binding on the parties hereto.


6.       Non-Arm's Length Sale of Product

For the purposes of calculating the amount of Royalty Interest payable to Sr. Modesto Rivas Beltran hereunder, if, after the date of commencement of Commercial Production, CMI sells any Product to a subsidiary or affiliate and if the sale price of such product is not negotiated on an arm's length basis, CMI shall, for the purposes of calculating the Royalty Interest and notwithstanding the actual amount of such sale price, add to the proceeds from the sale of such Product an amount, if any, which would be sufficient to make such sale price represent a reasonable net sale price for such Product as if negotiated at arm's length and after taking into account all pertinent circumstances (including, without limitation, the then current market conditions relating to ore, concentrates or other materials or products similar to the Product). CMI shall notify Sr. Modesto Rivas Beltran of the quantum of such reasonable net sale price and if Sr. Modesto Rivas Beltran does not object thereto within sixty (60) days after receipt of such notice, such quantum shall be final and binding for the purposes of this Exhibit. If Sr. Modesto Rivas Beltran objects to such stated reasonable net sale price, the matter will be referred to arbitration pursuant to ARTICLE 8 of the Agreement.